Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 16th day of April, 2018 (the “First Amendment Execution Date”), by and between BMR-PACIFIC RESEARCH CENTER LP, a Delaware limited partnership (“Landlord”), and CYMABAY THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of November 8, 2013 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord;

B.WHEREAS, Landlord and Tenant desire to relocate the Premises from (i) that certain space containing approximately eight thousand eight hundred ninety-four (8,894) square feet of Rentable Area (as more particularly described in the Existing Lease, the “Existing Premises”) located on the first (1st) floor of the building at 7999 Gateway Boulevard in Newark, California (the “7999 Building”), to (ii) that certain space containing approximately seventeen thousand six hundred ninety-eight (17,698) square feet of Rentable Area (as more particularly described on Exhibit A attached hereto, the “New Premises”) located on the first (1st) floor of the building at 7575 Gateway Boulevard in Newark, California (the “7575 Building”);

C.WHEREAS, Landlord and Tenant desire to extend the Term of the Lease; and

D.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.First Amendment Extension Term.  The Term of the Lease is hereby extended for sixty (60) months and, therefore, the Term Expiration Date is hereby amended to mean January 15, 2024.

BioMed Realty form dated 9/28/17

3.New Premises.  Effective as of the New Premises Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the New Premises.  From and after the New Premises Commencement Date, the term “Premises” as used in the Lease shall mean the New Premises and the term “Building” as used in the Lease shall mean the 7575 Building.

3.1New Premises Term.  The Term with respect to the New Premises (as the same may be extended or earlier terminated in accordance with the Lease) shall commence on the New Premises Commencement Date and shall expire on the Term Expiration Date (as modified pursuant to Article 2 above).

3.2Condition of New Premises.  Tenant acknowledges that (a) it is fully familiar with the condition of the New Premises and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the New Premises Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the New Premises, including (without limitation) any representation or warranty with respect to the condition of the New Premises or with respect to the suitability of the New Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the New Premises for Tenant’s occupancy or to pay for any improvements to the New Premises, except with respect to the New Premises Tenant Improvements (as defined below).

3.3CASp.  The New Premises have not undergone inspection by a Certified Access Specialist (“CASp,” as defined in California Civil Code Section 55.52).  Even if not required by California law, the New Premises may be inspected by a CASp to determine whether the New Premises comply with the ADA, and Landlord may not prohibit a CASp performing such an inspection.  If Tenant requests that such an inspection take place, Landlord and Tenant shall agree on the time and manner of the inspection, as well as which party will pay the cost of the inspection and the cost to remedy any defects identified by the CASp.

4.Existing Premises.  Tenant shall surrender the Existing Premises to Landlord on the day that is seven (7) days after the New Premises Commencement Date (such date, the “Existing Premises Expiration Date”), in accordance with the terms, conditions and provisions of this Article 4.

4.1Tenant shall surrender the Existing Premises to Landlord on or before the Existing Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease.

4.2Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the Existing Premises from Tenant shall not constitute an admission by Landlord that the Existing Premises were delivered in the condition required by the Lease.  Landlord shall retain all of its rights under the Lease, at law or in equity, with respect to the Existing Premises, including (without limitation) Landlord’s right to collect Rent for the Existing Premises for the periods prior to (and including) the day immediately prior to the New Premises Commencement Date and, in the event of any holdover beyond the Existing Premises Expiration Date, after the Existing Premises Expiration Date in accordance with Section 4.3 below.

4.3The terms, conditions and provisions of Section 27.1 of the Existing Lease shall not apply to any holdover of the Existing Premises beyond the Existing Premises Expiration Date.  In the event that Tenant fails to surrender the Existing Premises to Landlord as required under this Article on or before the Existing Premises Expiration Date, Tenant shall be in holdover of the Existing Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Existing Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the Existing Premises and subject to payment of the amounts set forth in Section 27.2(a) and (b) of the Existing Lease (provided that, for purposes of calculating the amount set forth in Section 27.2(a) of the Existing Lease, the last thirty (30) days of the Term with respect to the Existing Premises shall mean the thirty (30) day period prior to the New Premises Commencement Date).

4.4Tenant’s obligations under this Article 4 shall survive the expiration or earlier termination of the Lease with respect to the Existing Premises.

5.Base Rent.  Tenant shall continue to pay Base Rent for the Premises as set forth in the Existing Lease up until the New Premises Commencement Date. Commencing as of the New Premises Commencement Date, Tenant shall pay to Landlord as Base Rent for the Premises the sums set forth in the table below (subject to the adjustments provided for in Article 6 hereof), each in advance on the first day of each and every calendar month for the duration of the Term.

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1 - 12	17,698	$2.95 monthly	$52,209.10	$626,509.20

For avoidance of doubt, commencing as of the New Premises Commencement Date, the sums of Base Rent set forth in the table above (subject to adjustments provided for in Article 6), shall be payable by Tenant in lieu of (and not in addition to) the sums of Base Rent set forth in the Existing Lease with respect to the Existing Premises.

6.Base Rent Adjustments.  Commencing as of the New Premises Commencement Date, Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the New Premises Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as the Lease continues in effect.

7.Rentable Area; Tenant’s Pro Rata Share.  From and after the New Premises Commencement Date, the approximate Rentable Area of Premises shall be 17,698 square feet, the approximate Rentable Area of Building shall be 151,648 square feet, Tenant’s Pro Rata Share of Building shall equal 11.67%, Tenant’s Pro Rata Share of North Campus shall equal 1.83%, and Tenant’s Pro Rata Share of Project shall equal 1.27%.

8.New Premises Tenant Improvements.

8.1Landlord shall use commercially reasonable efforts to tender possession of the New Premises to Tenant on or before December 1, 2018 (the “Estimated New Premises Commencement Date”), with the work (the “New Premises Tenant Improvements”) required of Landlord described on Exhibit B Substantially Complete (as defined below).  Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated New Premises Commencement Date for any reason, then (a) neither the Lease nor this Amendment shall be void or voidable, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.  The term “Substantially Complete” or “Substantial Completion” means that the New Premises Tenant Improvements are substantially complete in accordance with the Exhibit B, except for minor punch list items that do not materially interfere with Tenant’s use of the New Premises.  Notwithstanding anything to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure.

8.2The “New Premises Commencement Date” shall be the day that Landlord tenders possession of the New Premises to Tenant with the New Premises Tenant Improvements Substantially Complete.  If possession is delayed by action of Tenant, then the New Premises Commencement Date shall be the date that the New Premises Commencement Date would have occurred but for such delay.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual New Premises Commencement Date within ten (10) days after Tenant takes occupancy of the New Premises, in the form attached as Exhibit C hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the New Premises Commencement Date or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the New Premises required for the Permitted Use by Tenant shall not serve to extend the New Premises Commencement Date.

8.3Landlord shall endeavor to permit Tenant to enter upon the New Premises at least thirty (30) days prior to the New Premises Commencement Date for the purpose of installing improvements or the placement of personal property (at such times as Landlord reasonably designates); provided, however, that, prior to any such entry, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect with respect to the New Premises and such entry shall be subject to all the terms and conditions of the Lease; and provided, further, that if the New Premises Commencement Date is delayed due to such early access, then the New Premises Commencement Date shall be the date that the New Premises Commencement Date would have occurred but for such delay. Landlord shall endeavor to notify Tenant at least fourteen (14) days prior to the New Premises Commencement Date (which notice may be oral or by email to the office manager or other Tenant-designated individual).

8.4Tenant shall pay to Landlord an amount equal to Seventy-Five Thousand Dollars ($75,000) (the “Tenant Contribution Amount”) as Tenant’s contribution to the New Premises Tenant Improvements.  Tenant shall pay the Tenant Contribution Amount to Landlord on or before the date that is fifteen (15) days after the First Amendment Execution Date.  Landlord shall have no obligation to commence any work on the New Premises Tenant Improvements until Tenant pays to Landlord the Tenant Contribution Amount.  If the New Premises Commencement Date is delayed due to Tenant’s failure to timely pay the Tenant Contribution Amount, then the New Premises Commencement Date shall be the date that the New Premises Commencement Date would have occurred but for such delay.  If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Section 8.4, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.

8.5Landlord shall perform the New Premises Tenant Improvements (a) in a good and workmanlike manner and in compliance with all Applicable Laws, and (b) with finishes substantially similar to the finishes in the Existing Premises as of the First Amendment Execution Date.

9.Security Deposit.  On or before the date (the “Security Deposit Increase Date”) that is fifteen (15) days after the First Amendment Execution Date, Tenant shall deposit with Landlord an amount equal to One Hundred Five Thousand Nine Hundred Thirty-One and 50/100 Dollars ($105,931.50) as an additional Security Deposit under the Lease.  From and after the Security Deposit Increase Date, the required Security Deposit under the Lease shall be an amount equal to One Hundred Fifty-Six Thousand Six Hundred Twenty-Seven and 30/100 Dollars ($156,627.30).

10.Extension Option.  The Option shall continue to apply to the New Premises subject to all of the terms, conditions and provisions of Article 42 of the Existing Lease; provided, however, that the first grammatical sentence of Article 42 is hereby amended by replacing the term “three (3) years” with the term “five (5) years.”

11.Additional Insureds.  Commencing as of the date that is fifteen (15) days after First Amendment Execution Date, all insurance required to be carried by Tenant under the Lease shall name Landlord, BioMed Realty LLC, BioMed Realty, L.P., BRE Edison L.P., BRE Edison LLC, BRE Edison Holdings L.P., BRE Edison Holdings LLC, BRE Edison Parent L.P. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders, as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of the Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

12.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CBRE, Inc. (“Tenant’s Broker”) and Kidder Matthews (“Landlord’s Broker,” and, together with Tenant’s Broker, “Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Broker, and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold harmless Tenant for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

13.No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease, and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

14.Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Prior to the New Premises Commencement Date:

CymaBay Therapeutics, Inc.

7999 Gateway Boulevard

Newark, California 94560

Attn: SVP – Business Development

From and after the New Premises Commencement Date:

CymaBay Therapeutics, Inc.

7575 Gateway Boulevard

Newark, California 94560

Attn: SVP – Business Development

15.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

16.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

17.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

18.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

19.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-PACIFIC RESEARCH CENTER LP,

a Delaware limited partnership

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Legal

TENANT:

CYMABAY THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	President and CEO

EXHIBIT A

NEW PREMISES

F
E
D
C
B
A
A.2
A.1
4
3
2
1.3
1.1
1
.5
New Premises

7575 Gateway Boulevard, First Floor

EXHIBIT B

NEW PREMISES TENANT IMPROVEMENTS

CymaBay Exhibit

•	Lobby / Reception Area
o	Storefront glass on front entry wall, wood double door with full glass vision lite and aluminum frames
o	Ceiling - Wood or other specialty finish
o	Floor - hardwood (BMR will provide up to (3) options for Tenant to select from. Tenant shall make selection within 3 business days)
o

Wall behind reception desk – Specialty material partial-height accent wall (wood, 3Form, acrylic etc.), with spot light to feature Tenant logo (BMR will provide up to (3) options for Tenant to select from.  Tenant shall make selection within 3 business days)

o	In floor power/data box to reception desk
o	Coffee bar with sink, power for refrigerator located off lobby
o	Double glass doors from lobby to workspace
•	Office Areas
o	Drop ceiling (outside specialty ceiling in lobby and breakroom)
o	Storefront glass on all offices , full width, no vertical mullions, wood doors
o	Double drop electrical, phone and computer on opposite walls
•	Board Room / Conference Rooms
o	Provide at the wall power and rough-in, ring and string for tel/data/AV, actual tel/data/av cabling and AV equipment by Tenant.
o	Provide at the floor below the table, power and rough-in, ring and string for tel/data/AV, actual tel/data/av cabling and integration with furniture by Tenant.
•	Break Room
o	Specialty ceiling (wood or other) (BMR will provide up to (3) options for Tenant to select from. Tenant shall make selection within 3 business days)
o	Abet Laminati Laminate and solid surface casework (uppers and lowers),
o	LVT flooring
o	Dishwasher (x2) in break room, power for 2 refrigerators

•	Server room
o	Dedicated 4T HVAC (split) w/ condenser located outside
•	Restroom Core
o	Abet Laminati Laminate and solid surface countertops
o	Porcelain tile floor throughout and wet walls to 6’-0”
o	Recessed trash and paper towel receptacles
•	Miscellaneous
o	Sound-proof elevator control room
o	Blinds for exterior windows
o	Upgraded carpet (BMR will provide up to (3) options for Tenant to select from. Tenant shall make selection within 3 business days)
•	Premises Layout
o

The Premises layout shall be similar to the layout attached as Schedule 1 hereto, provided that, after consultation with Tenant, Landlord shall be permitted to modify such layout as Landlord reasonably deems appropriate.

Tenant responsible for all tel/data, av cabling, furniture

SCHEDULE 1

EXHIBIT C

ACKNOWLEDGEMENT OF NEW PREMISES COMMENCEMENT DATE

This acknowledgement of NEW PREMISES commencement date is entered into as of [_______], 20[__], with reference to that certain First Amendment to Lease (the “First Amendment”) dated as of [_______], 20[__], by CYMABAY THERAPEUTICS, INC., a Delaware corporation (“Tenant”), in favor of BMR-PACIFIC RESEARCH CENTER LP, a Delaware limited partnership (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the First Amendment.

Tenant hereby confirms the following:

1.Tenant accepted possession of the New Premises for use in accordance with the Permitted Use on [_______], 20[__].  Tenant first occupied the New Premises for the Permitted Use on [_______], 20[__].

2.The New Premises are in good order, condition and repair.

3.The New Premises Tenant Improvements are Substantially Complete.

4.All conditions of the First Amendment to be performed by Landlord as a condition to the full effectiveness of the Tenant’s lease of the New Premises have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the New Premises.

5.In accordance with the provisions of Article 8 of the First Amendment, the New Premises Commencement Date is [_______], 20[__].

6.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the New Premises[, except [_______]].

7.Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8.The obligation to pay Rent with respect to the New Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the New Premises commenced to accrue on [_______], 20[__], with Base Rent for the New Premises payable as set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent

9.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the New Premises or any portion thereof.

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C-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of New Premises Commencement Date as of the date first written above.

TENANT:

CYMABAY THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

C-2